Exhibit 10.6.3
STATE OF GEORGIA

COUNTY OF MCDUFFIE

                                    AGREEMENT

     This Agreement, made and entered into this 1st day of September, 1996, by and between Mayfair Homes Corporation, a Delaware Corporation, with its principal place of business at 3633 Wheeler Road, Suite 140, Augusta, GA 30909, hereinafter referred to as "Mayfair" and Carolyn M Stratton, a resident of 2933 Milledgeville Road, Augusta, GA 30904, hereinafter referred to as "Stratton",

                                   WITNESSETH

Whereas, Mayfair owns and operates a retail sales center at 2933 Milledgeville Road doing business under the Trade Name of "Apple Homes",

And, whereas Stratton is desirous of obtaining a 20% partnership agreement with Mayfair to manage and operate said sales center,

And, whereas the parties hereto are desirous of outlining and formalizing an operating agreement with respect to said retail sales center, and they have therefore, agreed between themselves as f follows:

     1. Mayfair hereby conveys twenty percent (20%) of said sales center to Stratton for the purchase price of $ 25,000. Said purchase price shall be paid in the following fashion: Ten thousand dollars in cash and a demand note for $ 15,000.

     2. In return for the payment by Stratton for said interest, it is agreed that Stratton shall be entitled to receive 20% of all net profit derived from the operation of said mobile home sales lot, to include, but not limited to, sales of manufactured homes, both new and used, sales of tires and axles, and volume rebates paid unto the corporation by the manufacturers. It is agreed that such distribution shall be made to Stratton on a quarterly basis beginning with the last quarter of 1996, and continuing at the end of each and every subsequent quarter thereafter. It is further agreed that the $ 15,000 note from Stratton to Mayfair be deducted from said distributions.

     3. It is further agreed that Stratton and associated companies i.e. "Stratton Home Transport" shall have the option to do the deliveries and set-ups of the homes sold off of said sales center as long as said services are done in a satisfactory manner and at competitive prices, and

     4. It is agreed and anticipated that this agreement be assigned to a corporation to be created by both parties by January of 1997.

     In witness whereof, the parties hereto set their hands and affixed their seals on this, the 1st day of September 1996.


/s/Donald Eustace                              /s/ Carolyn M. Stratton
-----------------                              -----------------------
                                               Carolyn M. Stratton

/s/Pamela Westbrook                            /s/ E. Samuel Evans
-------------------                            -------------------
                                               MAYFAIR HOMES CORPORATION
                                               E SAMUEL EVANS
                                               PRESIDENT

Apple Homes
Corporation
                                                    3633 Wheeler Road, Suite 140
                                                               Augusta, GA 30909
                                                                  (706) 650-2015
                                                              FAX (706) 650-0629

STATE OF GEORGIA

COUNTY OF RICHMOND


AMENDMENT

     This amendment is made to the agreement entered into on the 1st day of September, 1996, by and between Mayfair Homes Corporation, a Delaware Corporation now known as Apple Homes Corporation, with its principal place of business located at 3633 Wheeler Road, Suite 140, Augusta, Georgia 30909, hereinafter referred to as "Apple" and Carolyn Stratton, a resident of 2933 Milledgeville Road, Augusta, Georgia 30904, hereinafter referred to as "Stratton".

WITNESSETH

     This amendment affects only those sections addressed herewith. The original agreement stays in affect in every way except for these amendments:

     1. The payment of any dividends is at the discretion of the officers of the company.

     2. It is agreed that 25-33% of the net profits of said company, (J.C. Homes), will remain in working capital until a minimum of $100,000 working capital exists.

     3. Further, it is agreed that bonuses and management fees will be at the discretion of the officers of J.C. Homes and will be paid quarterly depending on the profitability of the company.

     In witness whereof, the parties hereto set their hands and affixed their seals on this the 1st day of April 1998.

/s/ E. Samuel Evans                              /s/ Carolyn M. Stratton
E. Samuel Evans                                  Carolyn M. Stratton
President                                        President
Apple Homes Corporation                          J.C. Homes, Inc.